As filed with the Securities and Exchange Commission on April 23, 1999.

                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                                 PRESSTEK, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            02-0415170
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                9 Commercial Street, Hudson, New Hampshire 03051
               (Address of principal executive offices) (Zip Code)

    1997 Interim Stock Option Plan; Non-Employee Director Stock Option Plan;
                            1998 Stock Incentive Plan
                            (Full title of the plan)

                              Mr. Robert W. Hallman
              Chief Executive Officer and President, Presstek, Inc.
                9 Commercial Street, Hudson, New Hampshire 03051
                     (Name and address of agent for service)

                                 (603) 595-7000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 885-5555
                            Facsimile: (212) 885-5001

                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                          Maximum      Maximum
                                          Offering     Aggregate      Amount of
Title of Securities      Amount to        Price Per    Offering       Registra-
to be Registered         be Registered    Share(1)     Price(1)       tion Fee
----------------         -------------    --------     --------       --------

Common Stock, par        3,500,000        $7.93        $27,755,000    $7,715.89
value $.01 per share(2)  shares(3)


(1) Estimated solely for the purposes of calculating the registration fee and based (a) as to the 248,750, 80,000 and 88,000 shares of Common Stock issuable upon the exercise of options already granted under the registrant's 1997 Interim Stock Option Plan ("1997 Plan"), Non-Employee Director Stock Option Plan ("Director Plan") and 1998 Stock Incentive Plan ("1998 Plan"), respectively, upon the average price at which such options may be exercised and (b) as to the remaining 1,250, 170,000 and 2,912,000 shares of Common Stock issuable upon exercise of options reserved for issuance under the 1997 Plan and the Director Plan and options or other stock-based awards under the 1998 Plan, respectively, on the basis of the average of the high and low prices for the Common Stock as quoted on NASDAQ on April 19, 1999.

(2) Pursuant to Rule 416 of the Securities Act of 1933, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1997 Plan, the Director Plan and the 1998 Plan.

(3) As noted in footnote (1) represents 250,000, 250,000 and 3,000,000 shares, respectively, issuable under the 1997 Plan, the Director Plan and the 1998 Plan, respectively.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.*

     Item 2. Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

     (2) The description of the registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the registrant's Registration Statement on Form 8-A filed with the Commission, and any amendments thereto; and

     (3) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Sections 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article NINTH of the registrant's Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable for monetary damages for breach of his or her fiduciary duty as a director except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article TENTH of the registrant's Amended and Restated Certificate of Incorporation and Article X of the By-laws of the registrant provides in substance that, to the fullest extent permitted by Delaware law, each director and officer shall be indemnified by the registrant against reasonable costs and expenses, including attorneys' fees, and any liabilities he or she may incur in connection with any action to which he or she may be made a party by reason of his or her having been a director or officer of the registrant. The indemnification provided by the registrant's By-laws and Certificate of Incorporation is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     Exhibit No.              Description
     -----------              -----------

         4.1 Amended and Restated Certificate of Incorporation of the registrant, as amended *

         4.2                  By-laws of the registrant **

         5                    Opinion of Tenzer Greenblatt LLP

        23.1                  Consent of BDO Seidman, LLP

        23.2                  Consent of Tenzer Greenblatt LLP (included in
                              Exhibit 5)

        24.1 Powers of Attorney (included on Page II-5 of this Registration Statement)

----------
* Previously filed as Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the Quarter ended June 29, 1996 and incorporated by reference thereto.

** Previously filed as an exhibit to the registrant's Form 10-K for the fiscal year ended December 30, 1995 and incorporated by reference thereto.


     Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (2) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 6 of
Part II of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 ("Act") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of New Hampshire, on this 21st day of April, 1999.


                                            PRESSTEK, INC.
                                            -----------------------
                                             (Registrant)


                                        By: /s/Robert W. Hallman
                                            -----------------------
                                            Robert W. Hallman,
                                            Chief Executive Officer

     Each person whose individual signature appears below hereby authorizes each of Richard A. Williams and Robert W. Hallman or either of them as his or her true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                          Title                       Date
     ---------                          -----                       ----


/s/ Robert W. Hallman         Chief Executive Officer,            April 21, 1999
-----------------------       President and Director
Robert W. Hallman                  (Principal
                                   Executive Officer)



/s/ Richard A. Williams       Chairman of the Board               April 21, 1999
-----------------------       and Director
Richard A. Williams


/s/ Robert E. Verrando
-----------------------
Robert E. Verrando            Director                            April 21, 1999


/s/ Neil Rossen               Chief Financial Officer             April 21, 1999
-----------------------       (Principal Accounting and
Neil Rossen                        Financial Officer)

/s/ Robert Howard             Director                            April 21, 1999
-----------------------
Robert Howard

/s/ Dr. Lawrence Howard       Director                            April 21, 1999
-----------------------
Dr. Lawrence Howard


/s/ Bert DePamphilis          Director                            April 21, 1999
-----------------------
Bert DePamphilis


/s/ John W. Dreyer            Director                            April 21, 1999
-----------------------
John W. Dreyer


/s/ John B. Evans             Director                            April 21, 1999
-----------------------
John B. Evans


/s/ Harold N. Sparks          Director                            April 21, 1999
-----------------------
Harold N. Sparks

                                  Exhibit Index
                                  -------------


     Exhibit No.              Description
     -----------              -----------
        Page
        ----

         4.1                  Amended and Restated Certificate of
                              Incorporation of the registrant*

         4.2                  By-laws of the registrant **

         5                    Opinion of Tenzer Greenblatt LLP

        23.1                  Consent of BDO Seidman LLP

        23.2                  Consent of Tenzer Greenblatt LLP
                              (included in Exhibit 5)

        24.1                  Powers of Attorney (included on
                              Page II-5 of the Registration
                              Statement)


* Previously filed as Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the Quarter ended June 29, 1996 and incorporated by reference thereto.

** Previously filed as an exhibit to the registrant's Form 10-K for the fiscal year ended December 30, 1995 and incorporated by reference thereto.